UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    May 5, 2003




                              Hibernia Corporation
             (Exact name of registrant as specified in its charter)




 Louisiana                        1-10294                      72-0724532
(State or other                (Commission                   (IRS Employer
jurisdiction of                File Number)                Identification No.)
incorporation)



313 Carondelet Street, New Orleans, Louisiana      70130
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (504) 533-5333

Item 7(c).  Exhibits

         The exhibit listed below is being furnished pursuant to Item 9 hereof under Regulation FD as a part of this current report on Form 8-K.

Exhibit No.                Description

99.30                News Release issued by the
                     Registrant on May 5, 2003


Item 9.  Regulation FD Disclosure

         On May 5, 2003, Hibernia Corporation issued a news release dated May 5, 2003, announcing certain executive management changes. A copy of the news release is attached as an exhibit hereto and incorporated by reference into this
Item 9.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 HIBERNIA CORPORATION
                                (Registrant)


Date: May 5, 2003           By:  /s/ Cathy E. Chessin
                                --------------------
                                Cathy E. Chessin
                                Senior Vice President, Secretary and
                                Corporate Counsel



                                  EXHIBIT INDEX

Exhibit No.                    Description                            Page No.

99.30                     News Release Issued by the                     3
                          Registrant on May 5, 2003

                                                               EXHIBIT 99.30

FOR IMMEDIATE RELEASE
May 5, 2003

MEDIA INQUIRIES:                            INVESTOR INQUIRIES:
Jim Lestelle--Senior Vice President and     Trisha Voltz--Senior Vice President
Manager, Corporate Communications           and Manager, Investor Relations
Office: (504) 533-5482                      Office: (504) 533-2180
E-mail: jlestelle@hibernia.com              E-mail: tvoltz@hibernia.com

--------------------------------------------------------------------------------
                    Hibernia Announces Organizational Changes
                 to Align Sales and Support, Enhance Efficiency
--------------------------------------------------------------------------------


      NEW ORLEANS - Hibernia today announced executive management changes designed to better align sales and sales support as well as organize credit, finance and administration areas into more-effective functional groups. "We are serious about becoming a better sales organization and believe these decisions will help achieve that end," said President and CEO J. Herbert Boydstun.
      Effective immediately, the changes include a new Chief Credit Officer, two new executive-level positions - Chief Sales Support Officer and Chief Administrative Officer - and a new Controller. All of the positions are being filled immediately from within the company.
      "We believe these and other refinements will help create a powerful sales and service structure," Boydstun said. "Also in this reorganization, two senior managers who have given many years of loyal service will be stepping down."
      K. Kirk Domingos, III, 61, will retire for health reasons from full-time status as head of the Retail Arena and Technology and continue in a part-time consultative role. His responsibilities are being re-assigned to several others.
     Richard G. Wright, 53, will take early retirement as Chief Credit Officer, and Robert M. Stuart, Jr., formerly head of Southwest Commercial Banking, will assume that position, which will be restructured to focus exclusively on credit-related responsibilities.
     Ron E. Samford, Jr., formerly Controller, has been promoted to the new Chief Administrative Officer position. He takes over some of Domingos' areas and retains some of his own. Succeeding Samford as Controller and Chief Accounting Officer is Jan M. Macaluso, who has been Deputy Controller since 1999.
      Robert M. Kottler has been promoted to the new Chief Sales Support Officer position, retaining some previous marketing-related responsibilities and assuming certain "backroom" and "factory" functions directly related to sales support formerly housed in other areas.

Details of changes
o Stuart, 47, a 23-year employee, brings in-depth commercial lending experience to the credit underwriting role. Certain functions previously under the Chief Credit Officer will shift to sales areas. He will retain responsibility for Credit Policy and Analysis, Small-Business Banking Risk Management, Lending Law and Special Assets as well as Commercial Financial Services.
o Samford, 50, a 10-year employee, will assume responsibility for Distributed Services and Information Technology together with Property and Facilities management and Corporate Security, which are already under his supervision.
o In his new role, Kottler, 45, a 20-year employee, will be responsible for all sales support functions. New responsibilities include the Small-Business Banking Center, Consumer Credit Administration, Consumer Collections, Loan Services, Indirect Lending and Market Operations.
o Macaluso, 43, joined Hibernia in 1982. She has been part of the company's financial accounting area all of her career and is responsible for Financial Reporting, Bank Accounting, Internal Control and Accounting Policy, Taxes, Accounts Payable and Purchasing.

Other changes
      Paul J. Bonitatibus, 54, whose title becomes President, Consumer and Business Banking, also assumes greater responsibility. Sales and support departments that will move to him are Investor Real Estate; Mortgage Banking; Hibernia's Direct Bank, an outbound call center; Community Development; the Private Client Group, Trust and Hibernia Investments, the retail brokerage unit; and Corporate Education.
      Bonitatibus also is responsible for Hibernia's 263 banking locations, previously organized into eight regions. They will be re-organized into two statewide groups, led by S. Kyle Waters, 51, Chief Consumer and Business Banking Officer-Louisiana, and by John H. Laing, 60, Chief Consumer and Business Banking Officer-Texas. Waters is a 30-year Hibernia officer who most recently served as Chairman of the Greater New Orleans Region. That region will now be led by Robert Tusa, 58, formerly a trade area manager within the region. Laing joined Hibernia in 1995 through a merger and previously served as Chairman of the bank's North Texas Region.
      Marsha M. Gassan, 50, Chief Financial Officer, assumes direct responsibility for the Financial Accounting, Line of Business Control, Management Information and Risk Management areas, which previously were in the Control Group.
      Two business lines closely related to commercial banking have been brought under the supervision of Randall E. Howard, 55, whose title changes to President, Commercial Banking. The businesses are Hibernia Insurance Agency and Public Funds sales.
      Continuing  in their  current  roles but with new titles are Russell S.
Hoadley, 58, Chief Public Affairs Officer, and Cindy S. Collins, 43, Chief Regulatory Officer.
      Michael F. Wack, 47, with Hibernia since 2000, replaces Stuart as head of commercial banking for Hibernia's Southwest region, headquartered in Baton Rouge.

 Domingos, Wright recognized
      "I want to acknowledge the loyal service of both Kirk Domingos and Rich Wright," Boydstun noted.
      Domingos joined Hibernia in 1985 and has served in many senior positions. "Since 1997, his units have made dramatic increases in their profit contribution to the company," Boydstun noted. "Kirk has championed good customer service and effective use of technology. He played a vital role building Hibernia's market leadership and is widely regarded. We appreciate his years of dedication."
      Wright joined Hibernia's former Texas affiliate, Hibernia National Bank in Texas, in 1990 as vice president and manager of specialized lending and moved to New Orleans in 1992 to head the company's Credit Quality Division. He was named Senior Executive Vice President and Chief Credit Officer in 1996.
         "Rich's integrity and intellectual power have served Hibernia through the recent business cycle, and he leaves our credit house today in good order," Boydstun said.
      Hibernia, a Forbes 500 company, has $17.7 billion in assets and 263 locations in 34 Louisiana parishes and in 17 Texas and two Mississippi counties. Hibernia Corporation's common stock (HIB) is listed on the New York Stock Exchange. # # #